UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2022

SHARECARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 East Paces Ferry Road NE, Suite 700
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant's telephone number, including area code: (404) 671-4000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2022, Sharecare, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders voted on: (1) the election of Class I directors; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

A total of 263,916,021 shares were represented in person or by valid proxy at the Annual Meeting.

Proposal 1: Election of Class I Directors
Stockholders elected the three Class I directors to serve a three-year term until the annual meeting of stockholders to be held in 2025. The vote totals for each of these individuals is below:

Director Name	Votes For	Votes Against	Abstentions
Sandro Galea	223,704,196	0	6,140,799
Veronica Mallett	229,528,174	0	316,821
Jeffrey Sagansky	212,847,682	0	16,997,313

There were 34,071,026 broker non-votes with respect to each director nominee listed above.

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Based on the final voting results, the Company’s stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, by the vote indicated below:

Votes For	Votes Against	Abstentions
263,785,146	23,048	107,827

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.
Dated: June 14, 2022
By: /s/ Carrie Ratliff
Name: Carrie Ratliff
Title: Chief Legal Officer